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                                                                       EXHIBIT 5



                         [LATHAM & WATKINS LETTERHEAD]



                                  July 30, 1999




Safeway Inc.
5918 Stoneridge Mall Road
Pleasanton, CA  94588

               Re: $2,000,000,000 Aggregate Offering Price of Debt Securities of Safeway Inc.

Ladies and Gentlemen:

               In connection with the registration statement on Form S-3 filed on July 30, 1999 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement also constitutes, pursuant to Rule 429 under the Securities Act, Post-Effective Amendment No. 1 to Registration Statement No. 333-65903 (collectively, the "Registration Statement") , you have requested our opinion with respect to the matters set forth below.

               You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by Safeway Inc., a Delaware corporation (the "Company"), of up to $2,000,000,000 aggregate offering price of debt securities, plus any debt securities that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act (collectively, the "Debt Securities"). The Debt Securities will be issued pursuant to an Indenture dated as of September 10, 1997 between the Company and The Bank of New York, as Trustee (the "Trustee"), and one or more supplements thereto (the "Indenture").

               In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Debt Securities. For purposes of this opinion, we

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LATHAM & WATKINS

July 30, 1999
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have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal, Delaware and New York laws, in the manner presently proposed.

               We have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments of the Company as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

               As to facts material to the opinion, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

               We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States, the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

               Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof, when: (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

               The opinion rendered in the paragraph above relating to the enforceability of the Debt Securities is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect


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LATHAM & WATKINS

July 30, 1999
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relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we express no opinion concerning the enforceability of the judgment currency provision contained in Section 10.16 of the Indenture.

               We assume for purposes of this opinion that (i) the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has the corporate power and authority to issue and sell the Debt Securities; (ii) the Debt Securities have been duly authorized by all necessary corporate action by the Company; (iii) the Indenture has been duly authorized by all necessary corporate action by the Company, has been duly executed and delivered by the Company and constitutes the legally valid, binding and enforceable obligation of the Company enforceable against the Company in accordance with its terms; (iv) the Trustee for the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (v) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (vi) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (vii) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; and (viii) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

               We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                               Very truly yours,


                                               Latham & Watkins